UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 3, 2017

ROI LAND INVESTMENTS, LTD.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	000-54368 (Commission File number)	26-1574051 (IRS Employer Identification No.)

1002 Sherbrooke West, Suite 1430, Montreal, Quebec, Canada H3A 3L6

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: +1 (514) 416 4764

__________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Copies to:

Donald P. Hateley, Esq.

Hateley & Hampton

201 Santa Monica Blvd., Suite 300

Santa Monica, CA 90401-2224

Phone: (310) 576-4758

Fax: (310) 388-5899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 4.01 Changes in Registrant's Certifying Accountant

(a)	Dismissal of Independent Certifying Accountant

Effective May 3, 2017, ROI Land Investments, Ltd. (the “Company,” “we” and “us”) dismissed Marcum LLP, 750 Third Avenue, New York, NY 10017 (“Marcum”) as our independent registered public accounting firm. Our board of directors approved the dismissal of Marcum as our independent registered public accounting firm.

The report of Marcum regarding the Company’s financial statements as of and for the years ended December 31, 2015, and 2014 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles; however, Marcum’s report on the Company’s financial statements for the year ended December 31, 2015 contained a provision concerning uncertainty as to the Company’s ability to continue as a going concern. The financial statements did not include any adjustments that might have resulted from the outcome of this uncertainty.

During the years ended December 31, 2015 and 2014 and through May 3, 2017, (i) there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum would have caused Marcum to make reference to such disagreement in their reports should they have been issued; and (ii) except for the matter relating to internal control over financial reporting described below, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission (the “SEC”), during the Company’s years ended December 31, 2015 or 2014. Marcum has communicated to the Company that we did not maintain effective internal controls over financial reporting. Specifically, the following material weaknesses were identified at December 31, 2015:

1.	Lack of oversight by independent directors in the establishment and monitoring of required internal controls and procedures;
2.	Lack of functioning audit committee, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures;
3.	Insufficient personnel resources within the accounting function to segregate the duties over financial transaction processing and reporting;
4.	Insufficient written policies and procedures over accounting transaction processing and period end financial disclosure and reporting processes.

The Company has provided Marcum with a copy of the foregoing disclosures and requested that Marcum furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements. Pursuant to the Company’s request on May 10, 2017, on May 11, 2017, Marcum furnished to the Company a letter addressed to the SEC regarding the statements contained in this report. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Engagement of Independent Certifying Accountant

Effective May 3, 2017, the Board of Directors of the Company engaged Raymond Chabot Grant Thornton S.E.N.C.R.L (“Grant Thornton”) as its independent registered public accounting firm for the quarter ended December 31, 2016.

During the Company’s last fiscal year and through the interim periods preceding the engagement of Grant Thornton, the Company (a) has not engaged Grant Thornton as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) has not consulted with Grant Thornton regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Grant Thornton concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

ROI LAND INVESTMENTS, LTD.

Date: May 16, 2017

/s/ Sami Chaouch

Sami Chaouch

Executive Chairman and Chief Executive Officer

ITEM 9.01 EXHIBITS

16.1       Letter from Marcum, LLP to the Securities and Exchange Commission.

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